Exhibit 23.1
Consent of Independent Registered Certified Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
•	(Form S-8, No. 33-63822) pertaining to the 1992 Stock Option Plan,

•	(Form S-8 Nos. 33-83840 and 333-86253) pertaining to the 1993 Stock Option Plan,

•	(Form S-8 Nos. 333-51297, 333-69643 and 333-44678) pertaining to the Non-Employee Directors’ Stock Option Program,

•	(Form S-8 No. 333-83778) pertaining to the Deferred Compensation Program,

•	(Form S-8 No. 333-88844) pertaining to the 2002 Omnibus Stock and Incentive Plan,

•	(Form S-8 No. 333-54082) pertaining to the Executive Officers’ Supplementary Stock Option Program,

•	(Form S-8 No. 33-60524) pertaining to the 1993 Employee Stock Purchase Plan,

•	(Form S-8 No. 333-69645) pertaining to the Non-Employee Directors’ Stock Option Plan, and,

•	(Form S-8 No. 333-88052) pertaining to the 2002 Employee Stock Purchase Plan;
of our reports dated April 2, 2007, with respect to the consolidated financial statements of Chico’s FAS, Inc., Chico’s FAS, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Chico’s FAS, Inc., included in the Annual Report (Form 10-K) for the year ended February 3, 2007.
/s/ ERNST & YOUNG LLP
Tampa, Florida
April 2, 2007